                                    Exhibit 7

                                                                  EXHIBIT F
                                                         to Investment Agreement





                                _______ __, 1996



Mountasia Entertainment
  International, Inc.
5895 Windward Parkway
Suite 220
Alpharetta, Georgia  30202-4128

Ladies and Gentlemen:

                  The undersigned is the beneficial owner of a substantial number of shares of Common Stock ("Common Shares") of Mountasia Entertainment International, Inc. (the "Company"). In connection with a substantial capital investment in the Company, the undersigned understands that the prospective investor has expressed concerns that there are presently no restrictions on the ability of the undersigned, a senior executive officer of the Company, to sell Common Shares beneficially owned by the undersigned. Accordingly, to induce such investor to make such investment, the undersigned hereby irrevocably undertakes not to offer for sale, agree to sell or otherwise sell or transfer any Common Shares now or hereafter beneficially owned by him or her prior to June 30, 1998, provided, however, that (a) the foregoing undertaking will not apply to such sales and transfers (i) effected after involuntary termination of employment,
(ii) to a financial institution pursuant to the foreclosure on bona fide third-party debt of any of the undersigned, (iii) by the estate or guardian of any of the undersigned upon the death or permanent disability of any of the undersigned, and (b) following the disposition by the prospective investor of at least 25% of the Common Shares beneficially owned by it at the time of its initial investment in the Company, this undertaking will terminate without further action as to a like percentage of the undersigned's holdings of Common Stock, or (iv) pursuant to a tender or exchange offer, merger, consolidation or other form of business combination transaction to which the Company is a party or its securities are subject.




                                        _____________________________
                                        Julia Demerau

                                _______ __, 1996



Mountasia Entertainment
  International, Inc.
5895 Windward Parkway
Suite 220
Alpharetta, Georgia  30202-4128

Ladies and Gentlemen:

                  The undersigned is the beneficial owner of a substantial number of shares of Common Stock ("Common Shares") of Mountasia Entertainment International, Inc. (the "Company"). In connection with a substantial capital investment in the Company, the undersigned understands that the prospective investor has expressed concerns that there are presently no restrictions on the ability of the undersigned, a senior executive officer of the Company, to sell Common Shares beneficially owned by the undersigned. Accordingly, to induce such investor to make such investment, the undersigned hereby irrevocably undertakes not to offer for sale, agree to sell or otherwise sell or transfer any Common Shares now or hereafter beneficially owned by him or her prior to June 30, 1998, provided, however, that (a) the foregoing undertaking will not apply to such sales and transfers (i) effected after involuntary termination of employment,
(ii) to a financial institution pursuant to the foreclosure on bona fide third-party debt of any of the undersigned, (iii) by the estate or guardian of any of the undersigned upon the death or permanent disability of any of the undersigned, and (b) following the disposition by the prospective investor of at least 25% of the Common Shares beneficially owned by it at the time of its initial investment in the Company, this undertaking will terminate without further action as to a like percentage of the undersigned's holdings of Common Stock, or (iv) pursuant to a tender or exchange offer, merger, consolidation or other form of business combination transaction to which the Company is a party or its securities are subject.



                                        _____________________________
                                        L. Scott Demerau